Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2008 in the 2007 Annual Report on Form 10-KSB of WaferGen Bio-systems, Inc.

/s/ Rowbotham & Company LLP
San Francisco, California
March 31, 2008